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Biogen Idec Investor Presentation Spring 2009

Forward Looking and Proxy Solicitation Statements This presentation includes forward-looking statements about: - our expected filings with regulatory agencies - the anticipated development and timing of programs in our clinical pipeline Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply, including our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, competitive pressures, changes in the availability of reimbursement for our products, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, possible adverse impact of government regulation, problems with our manufacturing processes and our reliance on third parties, the impact of the global credit crisis, the market, interest and credit risks associated with our portfolio of marketable securities, our significant investment in a manufacturing facility currently under development, our ability to attract and retain qualified personnel, the risks of doing business internationally, the actions of activist shareholders, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, product liability claims, fluctuations in our effective tax rate, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K and in other reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. On April 27, 2009, Biogen Idec filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the Company's 2009 Annual Meeting. Biogen Idec's stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. The Company's proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company's definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836.

Executive Summary 13 Biogen Idec has achieved exceptional performance. Since the 2003 merger of Biogen and Idec: 17% Revenue CAGR 25% Non-GAAP diluted EPS CAGR 37% Free Cash Flow CAGR $5.1 billion returned to shareholders Biogen Idec has successfully brought the most promising drugs forward in the pipeline and driven strong pipeline growth both organically and externally The Company's business development efforts have been critical to Biogen's success and helped grow the pipeline more rapidly The Board evaluates all strategic alternatives on an ongoing basis. The Board rejected the "Split-Up" proposal based on prior examination of this structure Biogen Idec Fundamentally Disagrees with the RiskMetrics Group Assessment of Our Operating Results and Productivity

The Board Recognizes the Critical Importance of a Robust R&D Pipeline 13 Biogen Idec has a proven track record of progressing life-saving drugs from the bench to the bedside Three of the most important biologic therapeutics in the history of the industry were developed by Biogen Idec - Avonex, Rituxan and Tysabri The Board has known since the merger that our future relies on a robust R&D platform As a result, many proactive changes were made to ensure the effective development and future success of our pipeline In 2005, we conducted a restructuring that allowed for about $200M in additional R&D funding annually We reinvigorated our business development efforts to augment areas of our pipeline that had gaps, which resulted in multiple deals and agreements In addition, we have significantly bolstered our R&D organization, including the appointment of Cecil Pickett, PhD to drive our R&D portfolio

Biogen's R&D Portfolio has Grown Substantially 13 RMG's Decision to Criticize our R&D Productivity Fails to Consider the Potential in our Pipeline In the past 5 years, we have added 18 programs at the discovery level, 24 early stage programs and 5 late stage programs In total, we have 9 late stage programs and 60 clinical trials ongoing (6 programs in registrational trials and 2 more expected in 2009) Since 2003 we have more than doubled the number of late stage programs in our pipeline: a rate on par with Gilead and superior to Amgen, Celegene and Genzyme Wall Street analysts continue to commend the strength of the pipeline ("broad and deep", "diverse", "innovative") Moody's rated BIIB highest out of its Biotech and Pharma comparable companies on late-stage pipeline quality and among the highest on pipeline diversity

R&D Productivity We have achieved approvals for new indications of marketed products, which offer attractive returns for shareholders Tysabri - Crohns Disease Rituxan - RA and RA label expansion Rituxan - CLL (Filed) We made specific and significant process improvements after the merger to ensure a highly productive R&D operation Centralized Global Clinical Operations organization to support increasing global complexity High Throughout Development effort to accelerate timelines Investment in Discovery engine to deliver increased number of R-to-D transitions Disciplined data-based decisions Our efforts are paying off with a robust pipeline that will deliver launches given time to mature Increased number of R to D transitions from 2 in 2005 to 6 in 2008 Increased number of FIH programs from 1 in 2005 to 5 in 2008 Increased number of programs across all phases from 45 in 2005 to 73 in 2008

14 Biogen's BD Initiatives have been Instrumental in Augmenting our Organic Pipeline Neurology Oncology Cardiopulmonary & Emerging Areas Immunology Daclizumab LINGO CDP323 AVONEX TYSABRI Ocrelizumab BG-12 BIIB014 Neublastin RITUXAN Ocrelizumab BG-12 FUMADERM Anti-TWEAK Elan 2000 Genentech PDL (2005) UCB (2006) Parkinson's Rheumatoid arthritis Psoriasis TYSABRI Elan (2000) RITUXAN Fumapharm (2003) NHL CLL PDL (2005) Conforma (2006) Elan (2009) RITUXAN Galiximab Anti-Cripto HSP90 Inhibitor Volociximab TYSABRI RAF Inhibitor Anti-IGF-1R Lumiliximab Market Phase 1 Phase 2 Phase 3 Pre-Clinical Market Phase 1 Phase 2 Phase 3 Pre-Clinical ADENTRI (IV) Long Acting rFactor IX Lixivaptan Long Acting rFactor VIII Cardiokine (2007) Syntonix (2007) Syntonix (2007) ADENTRI (oral) Anti-Fn14 BART Neurimune (2007) PEGylated-IFNb1a Genentech (2009) GA 101 Market Phase 1 Phase 2 Phase 3 Pre-Clinical Market Phase 1 Phase 2 Phase 3 Pre-Clinical Avonex Genentech Anti-CD40L UCB Divested or Discontinued Marketed - Amevive in Psoriasis, Zevalin in NHL Phase 2 or 3 - Rituxan in PPMS, Rituxan in SLE, Baminercept in RA, Fontolizumab in Inflammatory Disorders, Tysabri in RA Phase 1 or Preclinical - LT? in Solid Tumors, BAFF-R in Inflammatory Disorders, ?v?6 in IPF, IFN? Gene Delivery in Liver Mets Acquired through Acquisition or BD Efforts Organic Development S1P1 Univ. of Virginia (2006) Anti-FcRn Fumapharm (2003) Vernalis (2004) Fumapharm (2006)

Our BD Approach Always Puts the Interests of Our Shareholders First 13 Biogen Idec has completed over 20 Business development deals since the Merger In addition, we have completed New Venture investments in 28 companies as well as 3 incubator investments Although we are constantly looking for attractive targets, we focus on shareholder value; decisions are based on prudence, not inertia The price was unattractive on an NPV basis, and would have been overly dilutive to shareholders Any synergies eventually captured would be insufficient to cover a lengthy and costly integration The deal or acquisition would not help us execute on our strategic goals We use our cash in a disciplined way, fueling growth through partnerships or M&A if appropriate, or returning cash to our shareholders if no attractive opportunities exist

The Board is Open to Reviewing ALL Strategic Proposals from Shareholders 1 Most recently on CNBC Fast Money 4/8/09 The Board reviewed the proposed "Split Up" and had previously reviewed similar transactions. The Board agreed the proposed "Split Up" not in the interests of shareholders Biogen Idec's Board is open to evaluating all serious proposals to increase shareholder value Icahn had ample time between last year's proxy contest and this year's to provide constructive suggestions to maximize shareholder value but did not even request one meeting to discuss alternatives Icahn only launched this idea a few weeks before the annual meeting The only recommendation the Board has consistently heard from Icahn is to sell the company1, which the Board acted on in October 2007

Biogen Idec's Board of Directors Has a Proven Track Record Our Board has been a consistent and watchful guardian of shareholder value Largest merger of two independent Biotechs $3B share repurchase / Dutch auction Review of all strategic alternatives (including a sale of the company) Disciplined execution of business development strategy Biogen Idec has strong corporate governance and a highly qualified Board Added two new directors in 2008 after soliciting input from major shareholders Five new directors out of 13 since 2006 Adopted majority voting for uncontested director elections Terminated the "poison pill" and standstill agreements

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income Attributable to Biogen Idec Inc Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non-GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger- related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income attributable to Biogen Idec Inc and non-GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc and diluted EPS. The GAAP figures reflect: * 2004 and beyond - the combined Biogen Idec * 2003 - a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03) Numbers may not foot due to rounding. Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2003- 2008).